As filed with the Securities and Exchange Commission on December 30, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Ruth’s Hospitality Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	72-1060618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 International Parkway, Suite 325

Heathrow, Florida 32746

(407) 333-7440

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Vincent

Executive Vice President and Chief Financial Officer

Ruth’s Hospitality Group, Inc.

400 International Parkway, Suite 325

Heathrow, Florida 32746

Tel.: (407) 333-7440

Fax: (407) 833-9625

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share(3)	8,620,690	$4.745	$40,905,174.05	$4,749.10

(1)	All of the securities being registered are offered by the selling stockholders named in the registration statement. This registration statement includes an indeterminate number of additional shares of common stock issuable pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low sale prices of our common stock on the Nasdaq Global Select Market on December 29, 2010.
(3)	Represents shares of our common stock issuable upon conversion of the Series A 10% Convertible Preferred Stock issued in the registrant’s February 2010 private placement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2010

PROSPECTUS

8,620,690 Shares

Ruth’s Hospitality Group, Inc.

Common Stock

The selling stockholders named herein may offer and sell from time to time up to 8,620,690 shares of our common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus from time to time on the Nasdaq Global Select Market or any exchange on which we may be listed in the future at the prevailing market price or in any other manner specified under “Plan of Distribution” beginning on page 13 of this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “RUTH.” On December 29, 2010, the last reported sale price of our common stock on the Nasdaq Global Select Market was $4.70 per share.

Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S–3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Specific information about the terms of an offering will be included in a prospectus supplement relating to each specific offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

We have prepared the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein that have been filed by us with the SEC. Neither we, the selling stockholders nor any underwriter have authorized anyone to provide you with any other information and neither we, the selling stockholders nor any underwriter take any responsibility for other information others may give you.

The information contained in this prospectus, in any prospectus supplement, in any free writing prospectus or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since the dates of such respective documents.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us” and “our” and similar terms refer to Ruth’s Hospitality Group, Inc. and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of Ruth’s Hospitality Group, Inc.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits and schedules filed therewith and in our reports and proxy statements and other information incorporated by reference herein. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You can inspect and copy our reports, proxy statements and other information filed with the SEC, the registration statement on Form S-3 and the exhibits thereto at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the Nasdaq Global Select Market, 165 Broadway, New York, New York 10006, on which our common stock is listed. We maintain a website at http://www.rhgi.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) are incorporated by reference herein:

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Our Annual Report on Form 10-K for the year ended December 27, 2009 filed on March 5, 2010, including the information incorporated by reference from our Proxy Statement filed with the SEC on April 12, 2010 in connection with the solicitation of proxies for the 2010 Annual Meeting of Stockholders on May 26, 2010.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2010, June 27, 2010 and September 26, 2010, respectively, filed on May 7, 2010, August 4, 2010 and November 1, 2010, respectively.

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Our Current Reports on Form 8-K, as filed with the SEC on the following dates: January 5, 2010 (only with respect to the report under Item 8.01), January 11, 2010 (only with respect to the report under Item 8.01), January 12, 2010, January 15, 2010, January 22, 2010, February 2, 2010, February 17, 2010, February 24, 2010, April 8, 2010 and May 27, 2010.

•	Our Proxy Statement on Schedule 14A filed with the SEC on January 21, 2010 in connection with the solicitation of proxies for the Special Meeting of Stockholders on February 9, 2010.

•	Our Proxy Statement on Schedule 14A filed with the SEC on April 12, 2010 in connection with the solicitation of proxies for the 2010 Annual Meeting of Stockholders on May 26, 2010.

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The description of our common stock contained in the Registration Statement on Form 8-A dated August 9, 2005 filed with the SEC to register such securities under the Exchange Act including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 000-51485.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Ruth’s Hospitality Group, Inc. 400 International Parkway, Suite 325 Heathrow, Florida 32746 (407) 333-7440 Attention: Corporate Secretary

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” are intended to identify forward-looking statements. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and the following:

•	changes in economic conditions and general trends;

•	the loss of key management personnel;

•	the effect of market volatility on our stock price;

•	health concerns about beef or other food products;

•	the effect of competition in the restaurant industry;

•	changes in consumer preferences or discretionary spending;

•	reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items;

•	labor shortages or increases in labor costs;

•	the impact of federal, state or local government regulations relating to our employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants;

•	harmful actions taken by our franchisees;

•	our ability to protect our name and logo and other proprietary information;

•	the impact of litigation;

•	the restrictions imposed by our credit agreement;

•	failure of internal controls over financial reporting; and

•	influence of one of our principal stockholders.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY

Ruth’s Hospitality Group, Inc. is a leading restaurant company focused on the upscale dining segment. The Ruth’s Chris Steak House (“Ruth’s Chris”) menu features a broad selection of high-quality USDA Prime and Choice grade steaks and other premium offerings served in Ruth’s Chris’ signature fashion—“sizzling” and topped with seasoned butter—complemented by other traditional menu items inspired by our New Orleans heritage. The Ruth’s Chris restaurants reflect the more than 45-year commitment to the core values instilled by our founder, Ruth Fertel, of caring for our guests by delivering the highest quality food, beverages and service in a warm and inviting atmosphere. We believe that Ruth’s Chris is one of the strongest brands in the upscale steakhouse category.

Our restaurants cater to families and special occasion diners, in addition to the business clientele traditionally served by upscale steakhouses, by providing a dining experience designed to appeal to a wide range of guests. We believe our focus on creating this broad appeal provides us with opportunities to expand into a wide range of markets, including many markets not traditionally served by upscale steakhouses.

We offer USDA Prime and Choice grade steaks that are aged and prepared to exact company standards and cooked in 1,800-degree broilers. We also offer veal, lamb, poultry and seafood dishes, and a broad selection of appetizers, including New Orleans-style barbequed shrimp, mushrooms stuffed with crabmeat, shrimp remoulade, Louisiana seafood gumbo, onion soup au gratin, crabtini and seven salad variations. We complement our distinctive food offerings with an award-winning wine list, typically featuring bottles priced at between $24 and $2,000 and many selections offered by the glass. The current average check is $68.

As of September 26, 2010, there were 131 Ruth’s Chris restaurants, of which 64 were company-owned and 67 were franchisee-owned, including 14 international franchisee-owned restaurants in Aruba, Mexico, Hong Kong, Taiwan, Japan, Canada and the United Arab Emirates.

On February 19, 2008, we completed the acquisition of the operating assets and intellectual property of Mitchell’s Fish Market, operating under the names Mitchell’s Fish Market and Columbus Fish Market, and Cameron’s Steakhouse, operating under the names Cameron’s Steakhouse and Mitchell’s Steakhouse from Cameron Mitchell Restaurants, LLC for approximately $93.0 million, including capitalized acquisition costs. There are currently 20 Mitchell’s Fish Markets and three Cameron’s Steakhouses with locations in the Midwest, Northeast, and Florida. Mitchell’s Fish Market is an award-winning, upscale, yet comfortable, seafood restaurant and bar recognized for its high-quality food, contemporary dining atmosphere, and excellent service. We believe that Mitchells’ and Cameron’s’ focus on upscale casual dining complements our brand.

Mitchell’s Fish Market is committed to fresh seafood and all of its seafood is flown in daily. Although the menu changes frequently based on availability and season, it includes more than 80 seafood choices, including fish from all over the world. The current average check is $34. The Cameron’s Steakhouses represent a sophisticated 21st century update of the traditional upscale American steakhouse.

We were originally founded in 1965 and were reincorporated in Delaware on May 11, 2005. Our principal executive offices are located at 400 International Parkway, Suite 325, Heathrow, FL 32746. Our telephone number is (407) 333-7440. Our website address is www.rhgi.com.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of up to 8,620,690 shares of our common stock issuable upon the conversion of shares of Series A 10% Convertible Preferred Stock (the “Convertible Preferred Stock”) by affiliates of Bruckmann, Rosser, Sherrill & Co. Management L.P. (collectively, “BRS”).

The following table sets forth information with respect to the beneficial ownership of our common stock held as of December 15, 2010 by the selling stockholders, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders assuming conversion of all Convertible Preferred Stock and that all the shares registered hereunder are sold. The percentage ownership before the offering is based on 35,156,459 shares of our common stock outstanding as of December 15, 2010, which includes 1,103,000 shares of unvested restricted stock and 71,950 shares of our common stock held in treasury.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering (2)
	Number	Percentage	Number	Number	Percentage
Bruckmann, Rosser, Sherrill & Co. III, L.P. (1)	6,833,694	19.4%	6,833,694	—	0%
BRS Coinvestor III, L.P. (1)	1,786,996	5.1%	1,786,996	—	0%

(1)	Bruckmann, Rosser, Sherrill & Co. III, L.P., a Delaware limited partnership (the “Fund”), is the record owner of 19,817.71285 shares of the Company’s Convertible Preferred Stock and BRS Coinvestor III, L.P., a Delaware limited partnership (the “Co-Invest Fund,” and together with the Fund, the “Investors”), is the record owner of 5,182.28715 shares of the Company’s Convertible Preferred Stock, which are convertible into approximately 8,620,690 shares of common stock in the aggregate. The sole general partner of the Fund is BRS GP III, L.P., a Delaware limited partnership (“BRS GP III”), of which the sole general partner is Bruckmann, Rosser, Sherrill & Co. III, L.L.C., a Delaware limited liability company (“BRS III”). The sole general partner of the Co-Invest Fund is BRS Coinvestor GP III, L.L.C., a Delaware limited liability company (“BRS Co-Investor GP”). Due to their relationship to the Investors, each of BRS GP III, BRS III and BRS Co-Investor GP may be deemed to have shared voting and investment power with respect to the common stock beneficially owned by the Investors. As such, BRS GP III, BRS III and BRS Co-Investor GP may be deemed to have shared beneficial ownership over such shares of common stock. Each of BRS GP III, BRS III and BRS Co-Investor GP, however, disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. The address for the Investors, BRS GP III, BRS III and BRS Co-Investor GP is 126 East 56th Street, 29th Floor, New York, New York 10022.
(2)	Assumes that each selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The selling stockholders may sell all, some or none of its shares in this offering.

Material Relationships

Securities Purchase Agreement

On December 22, 2009, we entered into a Securities Purchase Agreement with BRS, pursuant to which BRS acquired 25,000 shares of a new class of preferred stock in a private placement transaction for an aggregate purchase price of $25.0 million. Each outstanding share of Convertible Preferred Stock is entitled to approximately 344.828 votes (one vote per share of common stock issuable upon the conversion of the Convertible Preferred Stock), resulting in BRS owning an aggregate of 24.5% of our outstanding voting shares as of December 15, 2010. In addition, for so long as BRS beneficially owns 5% or more of our common stock on an as converted basis, BRS, voting as a separate class to the exclusion of the holders of our common stock, is entitled to designate one individual to our board of directors who must be an employee of BRS or one of its affiliates. The Securities Purchase Agreement also provides BRS with preemptive rights in connection with a proposed issuance or sale of our common stock or securities exercisable for or convertible into shares of our common stock. Pursuant to the Securities Purchase Agreement, on February 12, 2010, we paid BRS (i) a funding fee equal to $625,000 and (ii) an amount equal to $500,000 for reimbursement of BRS’s reasonable and documented out-of-pocket fees and expenses.

Registration Rights Agreement

On February 12, 2010, in connection with the issuance of the Convertible Preferred Stock, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with BRS. The Registration Rights Agreement provides BRS, after February 12, 2011, with up to three demand registrations and the right to request that any registrable securities it holds be included in any registration statement we file for our own account or the account of any holder of our common stock. Also under the terms of the Registration Rights Agreement, we agreed to prepare and file an initial shelf registration statement covering the resale of all registrable securities held by BRS in an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act prior to November 12, 2010 and such registration statement is required to be declared effective by the SEC prior to February 12, 2011. On November 5, 2010, BRS agreed to extend the deadline for filing such registration statement until December 31, 2010. The registration statement of which this prospectus forms a part is being filed to satisfy that filing requirement. Pursuant to the Registration Rights Agreement, we agreed to pay registration-related fees and expenses. We also agreed to indemnify BRS for certain losses in connection with such registrations.

Board of Directors

Harold O. Rosser II, who is a member of the board of managers of the Fund and the Co-Invest Fund, is a member of our board of directors. He was appointed pursuant to the terms of the Certificate of Designations for the Convertible Preferred Stock, whereby we granted BRS the right to designate one individual to our board of directors.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary of their material provisions. We encourage you to read our Amended and Restated Certificate of Incorporation, which is incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of the date of this prospectus, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share (the “Blank Check Preferred Stock”), including 25,000 shares of Convertible Preferred Stock. As of December 15, 2010, we had outstanding 35,156,459 shares of our common stock (which includes 1,103,000 shares of unvested restricted stock and 71,950 shares of our common stock held in treasury) and 25,000 shares of our Convertible Preferred Stock.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Directors are generally elected by a plurality of the votes of the shares entitled to vote in the election of directors present in person or represented by proxy at the meeting of the stockholders at which directors are elected. However, for so long as BRS continues to beneficially own 5% or more of our common stock on an as converted basis, BRS, voting as a separate class to the exclusion of the holders of our common stock, is entitled to designate one individual to our board of directors, who must be an employee of BRS or one of its affiliates.

Dividend Rights

Subject to preferences to which holders of preferred stock may be entitled, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Liquidation Rights

If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities, and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Matters

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The issued and outstanding shares of our common stock are, and any shares of common stock to be issued by us in connection with a future offering will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we have or may designate in the future.

Blank Check Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of Blank Check Preferred Stock will be available for issuance without further action by you. Our board of directors is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Blank Check Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of our board of directors originally fixing the number of shares constituting any series of Blank Check Preferred Stock, to increase or decrease (but not below the number of shares of any such series of preferred stock then outstanding) the number of shares of any such series of Blank Check Preferred Stock, and to fix the number of shares of any series of Blank Check Preferred Stock. In the event that the number of shares of any series of Blank Check Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Blank Check Preferred Stock subject to the requirements of applicable law.

Series A 10% Convertible Preferred Stock

General

The Convertible Preferred Stock is our most senior equity security. The Convertible Preferred Stock is convertible into our common stock. The initial conversion price is $2.90, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. The Convertible Preferred Stock has no stated maturity, however, the shares of Convertible Preferred Stock are subject to redemption in certain circumstances as described below under “—Redemption.”

Ranking

The Convertible Preferred Stock has an initial liquidation preference of $1,000 per share and ranks senior to our common stock and any other stock that ranks junior to the Convertible Preferred Stock with respect to distributions of assets upon liquidation, dissolution or winding up of our company. So long as the Convertible Preferred Stock is outstanding, without the consent of a majority of the shares of Convertible Preferred Stock, no dividends, repurchases or other payments, subject to certain exclusions, may be made on any junior stock. In addition, we may not repurchase any class of stock ranking equal with the Convertible Preferred Stock and may only pay dividends on such stock if all accumulated and accrued but unpaid dividends on the Convertible Preferred Stock are paid.

The shares of Convertible Preferred Stock are equity interests in our Company and do not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, our indebtedness will effectively rank senior to the Convertible Preferred Stock, and the holders of our indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the then applicable liquidation preference of any capital stock, including the Convertible Preferred Stock.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Convertible Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on our common stock or any of our other shares of stock ranking junior as to such a distribution to the Convertible Preferred Stock, a liquidating distribution in the amount that is the greater of (a) the aggregate liquidation preference of all such holder’s shares of Convertible Preferred Stock plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of common stock assuming the prior conversion of each of its shares of Convertible Preferred Stock.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Convertible Preferred Stock, the amounts paid to the holders of Convertible Preferred Stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Convertible Preferred Stock means the initial liquidation preference of $1,000 plus any dividends paid by increasing the liquidation preference of the shares of

Convertible Preferred Stock plus any accrued but unpaid dividends. If the liquidation preference has been paid in full to all holders of the Convertible Preferred Stock then the holders of our other stock shall be entitled to receive all our remaining assets according to their respective rights and preferences.

Dividends

Dividends on the Convertible Preferred Stock accrue at an annual rate of 10% of the then applicable liquidation preference of such Convertible Preferred Stock and are payable on a quarterly basis when, as, and if declared by our board of directors. We may elect to satisfy our obligation to pay quarterly dividends either in cash, or, by increasing the liquidation preference of the shares of Convertible Preferred Stock. In the event a dividend is declared with respect to the shares of our common stock, the holders of the Convertible Preferred Stock shall be entitled to receive such dividend in the amount that they would have received had they converted their shares of Convertible Preferred Stock into common stock immediately prior to the record date for such dividend.

Conversion; Anti-Dilution Adjustments

Each share of Convertible Preferred Stock is convertible into our common stock in an amount equal to the then applicable liquidation preference of the Convertible Preferred Stock (plus accrued and unpaid dividends) divided by the then applicable conversion price. The initial conversion price is $2.90, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. Based on an initial conversion price of $2.90 and a liquidation preference of $1,000, each share of Convertible Preferred Stock is convertible into approximately 344.828 shares of our common stock. The conversion price will be subject to customary anti-dilution adjustments including, among other things:

•

issuances of shares of common stock as a dividend or distribution on shares of the common stock, to the extent the holders of the Convertible Preferred Stock are not entitled to receive such dividends or distributions, and share splits or share combinations;

•

issuances of rights, warrants or options (other than options issued under our current or future equity incentive plans) entitling a holder to subscribe for or purchase shares of common stock at a price per share less than fair market value, to the extent the holders of the Convertible Preferred Stock are not entitled to subscribe for or purchase such shares;

•

distributions of shares of capital stock, evidences of indebtedness or other assets or property to all or substantially all holders of common stock, subject to certain exclusions, and certain spin-off transactions, in each case to the extent the holders of the Convertible Preferred Stock are not entitled to participate in the distribution or spin-off transaction pursuant to its participation rights;

•	issuances of common stock at less than fair market value (subject to certain excluded issuances); and

•	payments in respect of repurchases of common stock by us or any of our subsidiaries for greater than fair market value.

Automatic Conversion

In addition, at any time after February 12, 2012, if the closing price of our common stock is greater than or equal to 225% of the then applicable conversion price for a period of 20 trading days over any 30 consecutive trading days occurring completely after February 12, 2012, then we may cause the conversion of all or part of the Convertible Preferred Stock into common stock at the then applicable conversion price.

Redemption

After February 12, 2015, we may redeem all or any portion of the Convertible Preferred Stock at the then applicable liquidation preference plus an amount equal to accrued and unpaid dividends not previously added to the liquidation preference on such shares of Convertible Preferred Stock. In addition, following February 12, 2017 or upon a “change of control” (as defined in the Certificate of Designations of the Convertible Preferred

Stock), the holders of the Convertible Preferred Stock may require us to redeem any or all outstanding shares of Convertible Preferred Stock, in whole or in part, at the then applicable liquidation preference of such Convertible Preferred Stock plus an amount equal to accrued and unpaid dividends not previously added to the liquidation preference on such shares of Convertible Preferred Stock.

Voting Rights

The holders of the Convertible Preferred Stock are entitled to vote upon all matters upon which holders of common stock have the right to vote, and, in connection with such matters, are entitled to such amount of votes equal to the largest number of whole shares of common stock into which the Convertible Preferred Stock may be converted. The votes of the Convertible Preferred Stock are counted together with all other shares of capital stock having general voting powers and not separately as a class.

For so long as BRS continues to beneficially own 5% or more of our common stock on an as converted basis, BRS, voting as a separate class to the exclusion of the holders of our common stock, is entitled to designate one individual to our board of directors, who must be an employee of BRS or one of its affiliates.

So long as any shares of Convertible Preferred Stock remain outstanding, we will not adopt or make, without the affirmative vote or consent of the holders of at least a majority of the outstanding Convertible Preferred Stock, given in person or by proxy, either in writing or at a meeting:

•	any amendment to our Amended and Restated Certificate of Incorporation or Restated By-laws that would adversely affect the rights of the holders of the Convertible Preferred Stock;

•	any amendment, alteration or change to the rights, preferences and privileges of the Convertible Preferred Stock;

•

any declaration of, or payment in respect of, any dividend or other distribution upon any shares of capital stock ranking equally to the Convertible Preferred Stock, referred to herein as the parity stock, or junior to the Convertible Preferred Stock, including the common stock, referred to herein as the junior stock;

•	any redemption, repurchase or acquisition of any parity stock, junior stock or any capital stock of any of our subsidiaries (subject to customary exceptions); and

•

the authorization of, issuance of, or reclassification into, parity stock (including additional shares of Convertible Preferred Stock), capital stock that would rank senior to the Convertible Preferred Stock or debt securities convertible into capital stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Restated By-laws

Provisions of the Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Certificate of Incorporation and Restated By-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Because our board of directors approved the transactions which resulted in BRS becoming an “interested stockholder,” the provisions of Section 203 do not apply to BRS.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Amended and Restated Certificate of Incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders

Our Amended and Restated Certificate of Incorporation provides that, at any time during which our common stock is registered under Section 12 of the Exchange Act, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting, and that special meetings of our stockholders may be called only by a majority of our board of directors or by the chairman of the board of directors. However, in any case in which holders of the Convertible Preferred Stock are entitled to vote as a separate series to the exclusion of holders of our common stock, holders of the Convertible Preferred Stock may take action by written consent.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our Amended and Restated Certificate of Incorporation and Restated By-laws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors will be required to amend, alter, change or repeal our Restated By-laws and specified charter provisions, and the affirmative vote of holders of at least 80% of our common stock will be required to amend, alter, change or repeal provisions of our Amended and Restated Certificate of Incorporation related to corporate opportunities and transactions with Madison Dearborn Partners, LLC (“Madison Dearborn”). See “—Corporate Opportunities and Transactions with Madison Dearborn.” This requirement of a super-majority vote to approve amendments to our Amended and Restated Certificate of Incorporation and Restated By-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Corporate Opportunities and Transactions with Madison Dearborn

In recognition that certain directors, officers, stockholders, members, managers and/or employees of Madison Dearborn and its affiliates and investment funds (collectively, the “Madison Dearborn Entities”) may serve as one or more of our directors and/or officers, and that the Madison Dearborn Entities may engage in similar activities or lines of business that we do, our Amended and Restated Certificate of Incorporation provides for the allocation of certain corporate opportunities between us and the Madison Dearborn Entities. Specifically, none of the Madison Dearborn Entities or any director, officer, stockholder, member, manager or employee of the Madison Dearborn Entities has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any Madison Dearborn Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the Madison Dearborn Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director or officer of our company who is also a director, officer, member, manager or employee of any Madison Dearborn Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Madison Dearborn Entity, we will not have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company.

In recognition that we may engage in material business transactions with the Madison Dearborn Entities, from which we are expected to benefit, our Amended and Restated Certificate of Incorporation provides that any of our directors or officers who are also directors, officers, stockholders, members, managers and/or employees of any Madison Dearborn Entity will have fully satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to such transaction, if:

•

the transaction was approved, after being made aware of the material facts of the relationship between each of the Company or a subsidiary thereof and the Madison Dearborn Entity and the material terms and facts of the transaction, by (1) an affirmative vote of a majority of the members of our board of directors who do not have a material financial interest in the transaction (“Disinterested Persons”) or (2) an affirmative vote of a majority of the members of a committee of our board of directors consisting of members who are Disinterested Persons;

•	the transaction was fair to us at the time we entered into the transaction; or

•

the transaction was approved by an affirmative vote of the holders of a majority of shares of our common stock entitled to vote, excluding the Madison Dearborn Entities and any holder who has a material financial interest in the transaction.

Holders of our securities will be deemed to have received notice of and consented to these provisions of our Amended and Restated Certificate of Incorporation. Any amendment to the foregoing provisions of our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least 80% of the voting power of all shares of our common stock then outstanding.

Listing

Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “RUTH.”

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company.

Miscellaneous

Holders of our common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. No personal liability will attach to holders of our common stock under the laws of the State of Delaware. All of the outstanding shares of our common stock are fully paid and nonassessable.

The rights of holders of the common stock offered hereby may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The common stock will be, when issued, fully paid and nonassessable.

PLAN OF DISTRIBUTION

We are registering 8,620,690 shares of our common stock for possible sale by the selling stockholders.

The selling stockholders and any permitted transferees or assignees thereof may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the Nasdaq Global Select Market, in the over the counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through collared hedging transactions, whether through an options exchange or otherwise;

•	through purchases by a broker dealer as principal and resale by the broker dealer for its account pursuant to this prospectus; and

•	through any other method permitted by applicable law.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq Global Select Market or any other exchange or market.

The shares may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of common stock will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker dealers may be deemed to be underwriting commissions under the Securities Act.

We and the selling stockholders each may agree to indemnify an underwriter, broker dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

Each of the selling stockholders has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker dealers regarding the sale of its shares. Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market making activities for the shares.

To facilitate the offering of shares covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In the ordinary course of their business activities, any underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the Company.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of the Company as of December 27, 2009 and for each of the years in the three year period ended December 27, 2009 and the assessment of the effectiveness of internal control over financial reporting as of December 27, 2009 included in the Company’s Annual Report on Form 10-K, which is incorporated by reference in this registration statement, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Ruth’s Hospitality Group, Inc.

Common Stock

PROSPECTUS

The date of this prospectus is                     , 2011.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred by the registrant in connection with a distribution of securities registered under this registration statement on Form S-3.

Securities and Exchange Commission Registration Fee	$4,749.10
FINRA Filing Fee	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Printing and Delivery Expenses	(1)
Miscellaneous Expenses	(1)

Total	$(1)

(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in the connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware

Section 145 of the DGCL authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article Seven of our Amended and Restated Certificate of Incorporation provides for the limitation of liability of directors and for the indemnification of directors and officers. Article Seven states that to the fullest extent permitted by the DGCL, (i) no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders; and (ii) the Company shall indemnify its officers and directors.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Heathrow, State of Florida, on December 30, 2010.

RUTH’S HOSPITALITY GROUP, INC.

/s/ ROBERT M. VINCENT
Robert M. Vincent
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. O’Donnell and Robert M. Vincent, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/S/ MICHAEL P. O’DONNELL Michael P. O’Donnell	President, Chief Executive Officer, Chairman of the Board and Director (principal executive officer)	December 30, 2010

/S/ ROBERT M. VINCENT Robert M. Vincent	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	December 30, 2010

/S/ ROBIN P. SELATI Robin P. Selati	Director	December 30, 2010

/S/ CARLA R. COOPER Carla R. Cooper	Director	December 30, 2010

/S/ BANNUS B. HUDSON Bannus B. Hudson	Director	December 30, 2010

/S/ ROBERT S. MERRITT Robert S. Merritt	Director	December 30, 2010

/S/ HAROLD O. ROSSER II Harold O. Rosser II	Director	December 30, 2010

/S/ ALAN VITULI Alan Vituli	Director	December 30, 2010

1

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Annual Report on Form 10-K, as filed with the SEC on March 5, 2010).

3.2	Restated By-Laws (incorporated herein by reference to Exhibit 3.2 to our Registration Statement on Form S-1/A, as filed on July 12, 2005).

4.1	Specimen of certificate representing common stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 of our Registration Statement on Form S-1, as filed with the SEC on August 3, 2005, as amended).

4.2	Certificate of Designations of the Series A 10% Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K, as filed with the SEC on March 5, 2010).

4.3	Securities Purchase Agreement, dated December 22, 2009, among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P. (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on December 23, 2009).

4.4	Registration Rights Agreement, dated December 22, 2009, among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P. (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on February 17, 2010).

4.5	Amendment to Registration Rights Agreement, dated November 5, 2010, among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

24.1	Powers of attorney (included on the signature pages of the Registration Statement).

*	To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.